UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2018, Pure Bioscience, Inc. (the “Company”) raised $500,000 to support its continued operations by issuing a promissory note to Tom Y. Lee, a member of the Company’s Board of Directors (the “Board”) and its largest stockholder (the “Note”). The Note accrues interest at 6.5% per annum, compounded annually and is payable by the Company on demand at any time after June 28, 2019. The Note may be prepaid at any time at the discretion of the Company.

On June 28, 2018, the Company entered into a Consulting Agreement with William Otis, in connection with his retirement from the Board (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Mr. Otis will serve as an operations and food safety consultant to the Company.

The foregoing descriptions of the Note and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 28, 2018, William Otis retired from the Board and from his service as Chair of the Board’s Compensation Committee and as a member of the Board’s Audit Committee. His retirement is not the result of any disagreement with the Company on any matter related to its operations, policies or practices.

(d)

On June 28, 2018, the Board authorized and approved the appointment of Ivan Chen as a member of the Board, effective immediately. The Board also appointed Mr. Chen to serve as a member of the Audit Committee. In addition, the Board appointed Janet Risi Field as Chair of the Compensation Committee and Elisabeth Hagen M.D. as a member of the Compensation Committee.

Mr. Chen is an attorney and entrepreneur with extensive experience in the healthcare and technology industries. Since 2017, Mr. Chen has served as co-founder of gan-bei, Inc., a technology startup in the consumer and social media space, where he oversees business development and legal matters. From 2016 to 2017, Mr. Chen was Director, Mergers & Acquisitions at eBay, Inc., a publicly-traded e-commerce platform, where he led the negotiation and execution of numerous U.S. and cross-border transactions. From 2015 to 2016, Mr. Chen was an associate at Morrison & Foerster LLP, a large international law firm. From 2008 to 2015, he was an associate at Skadden, Arps, Slate, Meagher & Flom LLP, another large international law firm. While in private practice, Mr. Chen represented clients in the pharmaceutical, medical device, life sciences and consumer products industries. Mr. Chen is admitted to the bar in California and New York. Mr. Chen earned a J.D. from Harvard Law School, a master’s degree from Cambridge University and a bachelor’s degree from Northwestern University.

Mr. Chen’s qualifications to serve as a director on our Board include his experience in both the healthcare and technology industries and his expertise in transactional and strategic matters.

The Company’s non-employee director compensation program for fiscal 2018 provides that each non-employee director receives an annual cash fee of $60,000 payable for such director’s service on the Board and each member of the Audit Committee receives an additional annual fee of $4,000, payable for such director’s service on the committee. The annual cash retainers are paid in four equal installments on a quarterly basis, and on a pro-rata basis for service during any portion of a quarter. Additionally, the Company’s new non-employee directors receive an initial award of (i) restricted stock units for 150,000 shares of Common Stock (the “RSUs”) and (ii) a stock option to purchase 200,000 shares of Common Stock (the “Option”), with fifty percent (50%) of these awards vesting on the date of the next annual meeting following their appointment and the remaining fifty percent (50%) vesting on the following year’s annual meeting. Under this program, Mr. Chen (i) received initial awards (the “Awards”) of (A) restricted stock units for 150,000 shares of Common Stock and (B) a stock option to purchase 200,000 shares of Common Stock and (ii) a pro rata portion of his quarterly cash retainers for the quarter ended July 31, 2018. Fifty percent (50%) of each of the RSUs and the Option will vest on the date of the next annual stockholders meeting and the remaining fifty percent (50%) will vest on the following year’s annual meeting. The Awards are subject to the terms and conditions of the Company’s Amended and Restated 2007 Equity Incentive Plan and award agreements in the forms previously approved by the Board for issuance to the Company’s non-employee directors.

The Company also entered into an Indemnification Agreement with Mr. Chen. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Mr. Chen to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries. The Company’s form of Indemnification Agreement was filed with the Securities and Exchange Commission on October 24, 2013 as Exhibit 10.2 to the Company’s Annual Report on Form 10-K and is incorporated herein by reference.

Mr. Chen is the nephew of Mr. Lee, a member of the Board and the Company’s largest stockholder. Other than the relationship between Mr. Chen and Mr. Lee, there are no family relationships between Mr. Chen and any of the Company’s directors or executive officers and Mr. Chen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lee nominated Mr. Chen as a director nominee to be considered by the Board as a replacement for Mr. Otis. Other than Mr. Lee’s nomination, there were no arrangements or understandings by which Mr. Chen was named a director.

Item 7.01 Regulation FD.

The Company filed a press release announcing the Note, the appointment of Mr. Chen and the retirement of Mr. Otis. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated June 28, 2018, issued to Tom Y. Lee.

10.2	Consulting Agreement, dated June 28, 2018, by and between the Company and William Otis.

99.1	Press Release, dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: July 2, 2018	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer